UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2021

StepStone Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39510	84-3868757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Lexington Avenue, 31st Floor

New York, NY 10017

(Address of Principal Executive Offices)

(212) 351-6100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	STEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On September 20, 2021, StepStone Group Inc., a Delaware corporation (the “Company”) and StepStone Group LP, a Delaware limited partnership (the “Partnership”), completed their previously announced acquisition (the “Greenspring Acquisition”) of Greenspring Associates, Inc., a Delaware corporation (“GA Inc.”) and Greenspring Back Office Solutions, Inc., a Delaware corporation (“GBOS Inc.” and together with GA Inc., “Greenspring”) pursuant to the Transaction Agreement, dated July 7, 2021, by and among Greenspring, the Partnership, the Company, certain wholly-owned subsidiaries of the Company, sellers party thereto (the “Sellers”) and Shareholder Representative Services, LLC, solely in its capacity as the initial Seller Representative (the “Transaction Agreement”).

The aggregate consideration paid by the Company and the Partnership in the Greenspring Acquisition to the former equityholders of Greenspring (the “Sellers”) was approximately (1) $185 million in cash, (2) 12,686,756 shares of the Class A Common Stock of the Company and (3) 3,071,519 Class C Units of the Partnership, each of which is exchangeable into one share of Class A Common Stock, in each case subject to certain adjustments (including customary adjustments for cash, debt, debt-like items, transaction expenses and net working capital at closing) (collectively, the “Transaction Consideration”).

The cash portion of the Transaction Consideration was financed under a revolving credit facility entered into on September 20, 2021 by the Company and the Partnership, with JPMorgan Chase Bank, N.A., acting as an administrative agent and collateral agent, and certain other lenders party thereto.

The Transaction Agreement also provides for the payment of up to $75 million of additional cash consideration as an earnout payment to the Sellers, which shall be payable in 2025 subject to achievement by Greenspring of certain management fee revenue targets for the calendar year 2024.

The Class A Common Stock of the Company and Class C Units of the Partnership issued at the closing of the Greenspring Acquisition are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or other applicable securities laws, in reliance upon the exemption set forth in Section 4(a)(2) under the Securities Act. Shares of Class A Common Stock of the Company issuable upon exchange of the Class C Units of the Partnership will be issued in reliance upon the exemption set forth in Sections 3(a)(9) and 4(a)(2) under the Securities Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

In connection with the Greenspring Acquisition, the Company entered into a Credit Agreement, dated as of September 20, 2021, among the Company, as initial borrower, the Partnership, as subsequent borrower (the “Subsequent Borrower”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and certain other lenders party thereto (the “Credit Agreement”). The Credit Agreement provides a $225,000,000 multicurrency revolving credit facility with a five year maturity and includes a sub-facility for the issuance of letters of credit in an amount not to exceed $10,000,000. The Company incurred loans under the Credit Agreement concurrently with the closing of the Greenspring Acquisition to fund the cash portion of the Transaction Consideration. Immediately following such incurrence and the closing of the Greenspring Acquisition, the Company assigned all of its rights and obligations under the Credit Agreement to the Subsequent Borrower and was automatically released of any such rights and obligations (the “Borrower Assignment”). Following such Borrower Assignment, the Subsequent Borrower will be the sole borrower under the Credit Agreement and may at any time incur revolving loans under the Credit Agreement for the purpose of financing general corporate purposes.

The Credit Agreement contains customary events of default, as a result of which the debt may be accelerated, including defaults for a failure to pay interest when due, breaches of financial covenants, insolvency events, or breaches of other covenants under the Credit Agreement.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amended & Restated Stockholders Agreement

In connection with the transactions contemplated by the Transaction Agreement, the Company entered into an Amended & Restated Stockholders Agreement of StepStone Group Inc. (the “A&R Stockholders Agreement”) at the closing of the Greenspring Acquisition on September 20, 2021. The A&R Stockholders Agreement provides for, among other things, (i) an obligation of the former Greenspring equityholders (the “Sellers”) that were issued shares of Class A Common Stock of the Company in the Greenspring Acquisition, as well as the former Greenspring equityholders that hold shares of Class A Common Stock, including as a result of the conversion of their Class C Units of the Partnership into Class A Common Stock, to vote their shares of Class A Common Stock in favor of directors nominated by the Class B Committee of the Company in any election of directors of the Company and as otherwise directed by the Class B Committee on any other matter presented to the stockholders of the Company for a vote and (ii) a restriction on transfers of the shares of Class A Common Stock of the Company issued to the Sellers, which restriction shall apply for a maximum of three years, subject to certain exceptions.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the A&R Stockholders Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Ninth Amended & Restated Limited Partnership Agreement

In connection with the transactions contemplated by the Transaction Agreement, the Partnership entered into a Ninth Amended & Restated Limited Partnership Agreement of StepStone Partnership LP (the “A&R Partnership Agreement”) at the closing of the Greenspring Acquisition on September 20, 2021. The A&R Partnership Agreement provides the Sellers receiving Class C Units of the Partnership as consideration in the Greenspring Acquisition with substantially the same rights and obligations as are applicable to the existing holders of Class B Units of the Partnership under the Eighth Amended & Restated Limited Partnership Agreement of the Partnership.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the A&R Partnership Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

In connection with the transactions contemplated by the Transaction Agreement, the Company entered into an Amended and Restated Registration Rights Agreement at the closing of the Greenspring Acquisition on September 20, 2021 (the “A&R RRA”). The A&R RRA grants customary registration rights to the Sellers, including demand registration rights, shelf registration rights and piggback registration rights.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the A&R RRA, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Class C Exchange Agreement

In connection with the transactions contemplated by the Transaction Agreement, the Company entered into a Class C Exchange Agreement (the “Class C Exchange Agreement”) at the closing of the Greenspring Acquisition on September 20, 2021. The Class C Exchange Agreement provides, among other things, the Sellers with the ability, in certain circumstances and subject to certain conditions, to exchange the shares of Class C Units of the Partnership issued to them in connection with the Transaction Agreement on a one for one basis with shares of Class A Common Stock of the Company. In addition, the Class C Exchange Agreement restricts the transfer of the Class C Units of the Partnership issued to the Sellers, which restriction shall apply for a maximum of three years, subject to certain exceptions.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Class C Exchange Agreement, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Credit Agreement” is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On September 20, 2021, the Company issued a press release announcing the closing of the Greenspring Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company intends to file the financial statements of Greenspring required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 20, 2021, by and among StepStone Group Inc., StepStone Group LP, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and certain other lenders party thereto.

10.2	Amended & Restated Stockholders Agreement of StepStone Group Inc., dated September 20, 2021, by and among the Company, the Partnership and the other parties thereto.

10.3	Ninth Amended and Restated Limited Partnership Agreement of StepStone Group LP, dated September 20, 2021, by and among StepStone Group Holdings LLC, as General Partner, and each of the other persons and entities party thereto.

10.4	Amended & Restated Registration Rights Agreement, dated September 20, 2021, by and among the Company and the other persons and entities party thereto.

10.5	Class C Exchange Agreement, dated as of September 20, 2021, by and among the Company, the Partnership and the other persons and entities party thereto.

99.1	Press Release issued by StepStone Group Inc. dated September 20, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2021	StepStone Group Inc.

	By:	/s/ Jason P. Ment
Jason P. Ment
President and Co-Chief Operating Officer